As filed with the Securities and Exchange Commission on May 20, 2015

Registration No. 333-199020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 7

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PENNTEX MIDSTREAM PARTNERS, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4922	47-1669563
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

11931 Wickchester Ln., Suite 300

Houston, TX 77043

(832) 456-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stephen M. Moore

11931 Wickchester Ln., Suite 300

Houston, TX 77043

(832) 456-4000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Ryan J. Maierson Debbie P. Yee Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400	Douglas E. McWilliams Alan Beck Vinson & Elkins L.L.P. 1001 Fannin, Suite 2500 Houston, Texas 77002 (713) 758-3613

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 7 to PennTex Midstream Partners, LP’s Registration Statement on Form S-1 (Registration No. 333-199020) (the “Registration Statement”) is being filed for the purpose of filing Exhibits 5.1, 8.1, 10.14, 10.15 and 10.16 to the Registration Statement. No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 13, 14, 15 or 17 of Part II of the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below are the expenses (other than underwriting discounts) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the FINRA filing fee and the NASDAQ listing fee, the amounts set forth below are estimates.

SEC registration fee	$19,000
FINRA filing fee	15,000
NASDAQ listing fee	25,000
Accountants’ fees and expenses	910,000
Legal fees and expenses	1,820,000
Printing and engraving expenses	780,000
Transfer agent and registrar fees	4,000
Miscellaneous	40,000

Total	$3,613,000

ITEM 14. INDEMNIFICATION OF OFFICERS AND MEMBERS OF OUR BOARD OF DIRECTORS.

Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever. The section of the prospectus entitled “Our Partnership Agreement—Indemnification” discloses that we will generally indemnify officers, directors and affiliates of the general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference.

Our general partner will purchase insurance covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of the general partner or any of its direct or indirect subsidiaries.

The underwriting agreement to be entered into in connection with the sale of the securities offered pursuant to this registration statement, the form of which will be filed as an exhibit to this registration statement, provides for indemnification of PennTex Midstream Partners, LP and our general partner, their officers and directors, and any person who controls PennTex Midstream Partners, LP and our general partner, including indemnification for liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

On August 27, 2014, in connection with our formation, we issued (i) a non-economic general partner interest to our general partner and (ii) 100% of our limited partner interests to PennTex Development in exchange for $2,000. These transactions were exempt from registration under Section 4(a)(2) of the Securities Act.

ITEM 16. EXHIBITS.

(a) The following documents are filed as exhibits to this Registration Statement.

Exhibit Number	Description

1.1**	Form of Underwriting Agreement

3.1**	Certificate of Limited Partnership of PennTex Midstream Partners, LP

3.2**	Form of First Amended and Restated Agreement of Limited Partnership of PennTex Midstream Partners, LP (included as Appendix A in the prospectus included in this Registration Statement)

5.1	Form of Opinion of Latham & Watkins LLP as to the legality of the securities being registered

8.1	Form of Opinion of Latham & Watkins LLP relating to tax matters

10.1**	Amended and Restated Area of Mutual Interest and Midstream Exclusivity Agreement, dated as of April 14, 2015, by and among PennTex NLA Holdings, LLC, MRD WHR LA Midstream LLC, MRD Operating LLC and PennTex North Louisiana, LLC

10.2**	Amended and Restated Gas Processing Agreement, dated as of April 14, 2015, by and between PennTex North Louisiana Operating, LLC and MRD Operating LLC

10.3**	Gas Gathering Agreement, dated as of April 14, 2015, by and between PennTex North Louisiana Operating, LLC and MRD Operating LLC

10.4**	Gas Transportation Agreement, dated as of April 14, 2015, by and between PennTex North Louisiana Operating, LLC and MRD Operating LLC

10.5**	Natural Gas Liquids Transportation Agreement, dated as of April 14, 2015, by and between PennTex North Louisiana Operating, LLC and MRD Operating LLC

10.6**	Form of Omnibus Agreement

10.7**

MLP Credit Agreement dated as of December 19, 2014 among PennTex Midstream Partners, LP, as borrower, Royal Bank of Canada, as administrative agent and issuing agent, SunTrust Bank, as syndication agent, Wells Fargo Bank, N.A. and Barclays Bank PLC, as documentation agents, and the lenders party thereto

10.8**	Form of Contribution Agreement

10.9**	Form of Long-Term Incentive Plan

10.10**	Form of Phantom Unit Agreement

10.11**	Form of Registration Rights Agreement

10.12**	Form of Services and Secondment Agreement

10.13**	First Amendment to MLP Credit Agreement dated as of May 6, 2015 among PennTex Midstream Partners, LP, as borrower, Royal Bank of Canada, as administrative agent, and the lenders party thereto

10.14	Amendment No. 1 to Amended and Restated Area of Mutual Interest and Midstream Exclusivity Agreement, dated as of May 20, 2015, by and among PennTex NLA Holdings, LLC, MRD WHR LA Midstream LLC, MRD Operating LLC and PennTex North Louisiana, LLC

10.15	Amendment No. 1 to Amended and Restated Gas Processing Agreement, dated as of May 20, 2015, by and between PennTex North Louisiana, LLC and MRD Operating LLC

10.16	Amendment No. 1 to Gas Gathering Agreement, dated as of May 20, 2015, by and between PennTex North Louisiana, LLC and MRD Operating LLC

21.1**	List of Subsidiaries of PennTex Midstream Partners, LP

23.1**	Consent of Ernst & Young LLP

23.2**	Consent of Director Nominee (Christopher D. Ray)

23.3**	Consent of Director Nominee (Christopher G. Carter)

23.4**	Consent of Director Nominee (Cameron J. Dunn)

Exhibit Number	Description

23.5**	Consent of Director Nominee (David W. Hayes)

23.6**	Consent of Director Nominee (Robert W. Jordan)

23.7	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

23.8	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)

24.1**	Powers of Attorney (included on the signature page of this Registration Statement)

**	Previously filed.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant undertakes to send to each common unitholder, at least on an annual basis, a detailed statement of any transactions with its general partner or its general partner’s affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to its general partner or its general partner’s affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the common unitholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 20, 2015.

PennTex Midstream Partners, LP

By:	PennTex Midstream GP, LLC, its general partner

By:	/s/ Steven R. Jones
	Name:	Steven R. Jones
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

* Thomas F. Karam	Chairman and Chief Executive Officer (Principal Executive Officer)	May 20, 2015

/s/ Steven R. Jones Steven R. Jones	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 20, 2015

* Kenneth E. Hertel	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	May 20, 2015

*By:	/s/ Steven R. Jones
Steven R. Jones Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description

1.1**	Form of Underwriting Agreement

3.1**	Certificate of Limited Partnership of PennTex Midstream Partners, LP

3.2**	Form of First Amended and Restated Agreement of Limited Partnership of PennTex Midstream Partners, LP (included as Appendix A in the prospectus included in this Registration Statement)

5.1	Form of Opinion of Latham & Watkins LLP as to the legality of the securities being registered

8.1	Form of Opinion of Latham & Watkins LLP relating to tax matters

10.1**	Amended and Restated Area of Mutual Interest and Midstream Exclusivity Agreement, dated as of April 14, 2015, by and among PennTex NLA Holdings, LLC, MRD WHR LA Midstream LLC, MRD Operating LLC and PennTex North Louisiana, LLC

10.2**	Amended and Restated Gas Processing Agreement, dated as of April 14, 2015, by and between PennTex North Louisiana Operating, LLC and MRD Operating LLC

10.3**	Gas Gathering Agreement, dated as of April 14, 2015, by and between PennTex North Louisiana Operating, LLC and MRD Operating LLC

10.4**	Gas Transportation Agreement, dated as of April 14, 2015, by and between PennTex North Louisiana Operating, LLC and MRD Operating LLC

10.5**	Natural Gas Liquids Transportation Agreement, dated as of April 14, 2015, by and between PennTex North Louisiana Operating, LLC and MRD Operating LLC

10.6**	Form of Omnibus Agreement

10.7**

MLP Credit Agreement dated as of December 19, 2014 among PennTex Midstream Partners, LP, as borrower, Royal Bank of Canada, as administrative agent and issuing agent, SunTrust Bank, as syndication agent, Wells Fargo Bank, N.A. and Barclays Bank PLC, as documentation agents, and the lenders party thereto

10.8**	Form of Contribution Agreement

10.9**	Form of Long-Term Incentive Plan

10.10**	Form of Phantom Unit Agreement

10.11**	Form of Registration Rights Agreement

10.12**	Form of Services and Secondment Agreement

10.13**	First Amendment to MLP Credit Agreement dated as of May 6, 2015 among PennTex Midstream Partners, LP, as borrower, Royal Bank of Canada, as administrative agent, and the lenders party thereto

10.14	Amendment No. 1 to Amended and Restated Area of Mutual Interest and Midstream Exclusivity Agreement, dated as of May 20, 2015, by and among PennTex NLA Holdings, LLC, MRD WHR LA Midstream LLC, MRD Operating LLC and PennTex North Louisiana, LLC

10.15	Amendment No. 1 to Amended and Restated Gas Processing Agreement, dated as of May 20, 2015, by and between PennTex North Louisiana, LLC and MRD Operating LLC

10.16	Amendment No. 1 to Gas Gathering Agreement, dated as of May 20, 2015, by and between PennTex North Louisiana, LLC and MRD Operating LLC

Exhibit Number	Description

21.1**	List of Subsidiaries of PennTex Midstream Partners, LP

23.1**	Consent of Ernst & Young LLP

23.2**	Consent of Director Nominee (Christopher D. Ray)

23.3**	Consent of Director Nominee (Christopher G. Carter)

23.4**	Consent of Director Nominee (Cameron J. Dunn)

23.5**	Consent of Director Nominee (David W. Hayes)

23.6**	Consent of Director Nominee (Robert W. Jordan)

23.7	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

23.8	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)

24.1**	Powers of Attorney (included on the signature page of this Registration Statement)

**	Previously filed.